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                                                                    Exhibit 99.1

              TERAYON TO ANNOUNCE FOURTH QUARTER AND FULL YEAR 2003
                         FINANCIAL RESULTS ON JANUARY 27

Santa Clara, California - January 9, 2004 - Terayon Communication Systems, Inc. (Nasdaq: TERN), a the leading innovator of intelligent broadband access, today confirmed that it will release financial results for its fourth quarter and full year 2003 after market close on Tuesday, January 27, 2004.

      Terayon will host a conference call to discuss its financial results at 2 p.m. Pacific Time (5 p.m. Eastern Time) on January 27, 2004. A live audio webcast of the call will be available to the public from Terayon's website at www.terayon.com/investor.

      A replay of the conference call will be available via webcast at www.terayon.com/investor beginning at 4 p.m. Pacific Time on January 27, through February 27, 2004. In addition, a replay can be accessed via telephone during this period by dialing 877-213-9653 (U.S.) or 630-652-3041 (international). The access code for the telephonic replay is 8246781.

ABOUT TERAYON

      Terayon Communication Systems, Inc. is the leading innovator of intelligent broadband access for operators who want to deliver the widest range of advanced data, video and voice services. Terayon maintains its headquarters in Santa Clara, California, and has sales and support offices worldwide. The company is traded on the Nasdaq under the symbol TERN and can be found on the web at www.terayon.com.

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Note: Terayon and the Terayon logo are registered trademarks of Terayon
Communication Systems, Inc. All other trademarks are property of their respective owners.